FOR IMMEDIATE RELEASE

NIVS IntelliMedia Technology Group, Inc. Announces Receipt of NYSE Amex Panel Decision

HUIZHOU, China, June 22, 2011/PRNewswire-Asia-FirstCall/ -- NIVS IntelliMedia Technology Group, Inc. ("NIVS" or the "Company") (NYSE Amex: NIV), a comprehensive consumer electronics company that designs, manufactures, and sells intelligent audio and visual products and mobile phones, today announced that the  NYSE Amex LLC (the "Exchange") will suspend the Company’s listing with the Exchange, effective as of the open of business on Thursday, June 23, 2011.

On June 20, 2011, the Company was notified by the Exchange that a Listing Qualifications Panel of the Exchange’s Committee on Securities had denied the Company’s request for continued listing with the Exchange, following a hearing on June 15, 2011.

Upon the suspension of trading on the Exchange, it is expected that the Company’s common stock will be eligible to trade in the "grey market" where securities that are not listed, traded or quoted on any U.S. stock exchange, the OTC Bulletin Board or OTC Link are found.  Grey market trades are reported by broker-dealers to their Self Regulatory Organization ("SRO") and the SRO distributes the trade data to market data vendors and financial websites, such as Yahoo!® Finance, so investors can track price and volume. The Company’s stock is not immediately eligible for trading on the over-the-counter (OTC) market due to the fact that trading in the Company’s stock was previously halted on the Exchange.

The Company looks forward to the conclusion of the investigation of the Special Committee and the planned subsequent audit of the Company’s 2009 and 2010 fiscal years.  The  Company hopes to provide accurate and complete financial information to its shareholders and the investing public as soon as possible.

About NIVS IntelliMedia Technology Group, Inc.

NIVS IntelliMedia Technology Group, Inc., (NYSE Amex: NIV) is an integrated consumer electronics company that designs, manufactures, markets, and sells intelligent audio and video products and mobile phones in China, Greater Asia, Europe, and North America. The NIVS brand has received "Most Popular Brand" distinction in China's acoustic industry for three consecutive years, among numerous other awards. NIVS has developed leading Chinese speech interactive technology, which forms a foundation for the Company's intelligent audio and visual systems, including digital audio, LCD televisions, digital video broadcasting set-top boxes, peripherals, and more.  For more information regarding NIVS, including updates regarding the Company, please see the NIVS website at www.nivsgroup.com/English.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the conduct, timing, duration and outcome of the investigation of the Special Committee of the Board of Directors into the allegations made by MaloneBailey; whether the Company’s common stock will be traded in the "grey market" after delisting; the Company's business and operations; business strategy, plans, and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

For more information, please contact:

NIVS IntelliMedia
Jason Wong
Vice President, Investor Relations
Mobile: +86 138 2991 6919 in China
Email: jason@nivsgroup.com

Source: NIVS IntelliMedia Technology Group, Inc.
www.nivsgroup.com/English